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                                                                    EXHIBIT 23.7







November 21, 2001



The Board of Directors
People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740


RE: CONSENT OF FOX-PITT, KELTON INC.

Gentlemen:

We hereby consent to the inclusion in the Registration Statement on Form S-4 (the "Registration Statement") of FIRSTFED AMERICA BANCORP, INC. ("FIRSTFED") relating to the proposed merger of People's Bancshares, Inc. with FIRSTFED of our opinion letter, dated September 30, 2001, appearing as Appendix D to the joint proxy statement - prospectus that is a part of the Registration Statement, and to the references to our firm and such opinion therein. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Fox-Pitt, Kelton Inc.

FOX-PITT, KELTON INC.